Exhibit 99.B(h)(5)

AMENDMENT

TO THE

FUND PARTICIPATION AGREEMENT BY AND BETWEEN

BLACKROCK VARIABLE SERIES FUNDS, INC.,

BLACKROCK INVESTMENTS, LLC,

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY,

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

AND LINCOLN FINANCIAL DISTRIBUTORS, INC.

THIS AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the “Amendment”) is made and entered into as of the 31 day of August, 2018, by and between BlackRock Variable Series Funds, Inc. (the “Fund”), BlackRock Investments, LLC (“BRIL”), THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (“LNL”),  LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK (together with LNL, the “Company”), on its own behalf and on behalf of each separate account of the Company identified herein, and Lincoln Financial Distributors, Inc.(the “Distributor”).

WITNESSETH:

WHEREAS, the parties have entered into a Fund Participation Agreement dated May 15, 2009, as amended (the “Agreement”), which is incorporated herein by reference;

WHEREAS, Section 8.10 of the Agreement provides that the Agreement may be amended by written agreement signed by all of the parties; and

WHEREAS, the parties desire to amend the cutoff time for the submission of trades through the NSCC system and to also amend other sections of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be further amended as follows:

1.              Unless otherwise noted or amended herein, all terms used in this Amendment shall have the same meaning as in the Agreement.

2.              Section 1.2(c)(i) is deleted in its entirety and is replaced with the following:

“(c) Purchases and Redemption Orders; Settlement of Transactions.

i.                  Method of Communication.

Fund/SERV Transactions.  If the parties choose to use Fund/SERV, the following provisions shall apply:

The Company and BRIL or its designee will be bound by the rules of the NSCC.  Without limiting the generality of the following provisions of this section, the Company and BRIL or its designee each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

Any information transmitted through NSCC’s Networking system by any party to the other and pursuant to this amendment will be accurate, complete, and in the format prescribed by the NSCC.  Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on each Business Day.  The Company shall communicate to the NSCC the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on such Business Day (the “Trade Date”) no later than 7:00 a.m. Eastern Time on the Business Day following the Trade Date.  All orders received by the Company after the Close of Trading on a Business Day shall not be transmitted to NSCC prior to the following Business Day.  The Fund or its designee shall treat all trades communicated to the Fund or its designee in accordance with this provision as if received prior to the Close of Trading on the Trade Date.

All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account.  In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940, as amended (the “1940 Act”).”

3.              Article 3 Representations and Warranties, Section 3.9 is hereby replaced in its entirety with the following:

“3.9                                                                         The Company represents and warrants that it shall maintain a reasonable risk-based program to comply with economic, trade and financial sanctions laws, resolutions, executive orders and regulations enacted by the United States (including as administered and/or enforced by the Office of Foreign Assets Control (“OFAC”)), the European Union, the United Nations and other applicable jurisdictions (“Sanctions Laws”).  The Company shall maintain policies, procedures  and controls that are reasonably designed to ensure compliance with Sanctions Laws and limit the risk of transactions that could be regarded as circumventing Sanctions Laws and that it, the Accounts, the Participating Insurance Companies and, to the extent required by law, its and their owners and controllers (i) are not in violation of any Sanctions Laws or on any list of prohibited individuals or entities enacted under Sanctions Laws (collectively, “Sanctions Lists”) and (ii) are not located, organized or doing business in a country or territory that is, or whose government is, the target of embargo or countrywide sanctions under any Sanctions Laws.  The Company agrees that it will take reasonable steps to ensure that Contract owner funds shall not be directly or indirectly derived from, invested for the benefit of or related in any way to, persons, entities or countries that are subject to any country embargoes, in violation of any Sanctions Laws or on any Sanctions Lists.  To the extent required by applicable law, the Company will promptly inform the BRIL in writing if with respect to the transactions in the Shares or the Company’s services, the Company becomes aware of any violations of Sanctions Laws by itself or any of the Accounts or Participating Insurance Companies or any of their owners or controllers or if it or any of the Participating Insurance Companies or any of their owners or controllers are the target of embargo or identified on any Sanctions Lists.  The Company will promptly inform the BRIL in writing if the Company is unable to comply with its obligations under this Section 3.9.

The Company shall have an anti-money laundering program in place to comply with all applicable United States laws and regulations relating to anti-money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and the Bank Secrecy Act, as amended by the USA PATRIOT Act, and/or other global legislation, where applicable.  The Company shall have in place written policies, procedures and controls designed to detect, prevent and report money laundering or other suspicious activity and prohibit dealings with shell banks as well as a written customer identification program.  The written customer identification program shall require the identification and verification of the identities of the Company’s customers and, if required by applicable anti-money laundering laws and regulations, the underlying beneficial owner(s).  The Company will promptly inform the BRIL in writing if the Company is unable to comply with its obligations under this Section 3.9.

At all times during which it services Shares of the Fund, the Company shall provide the BRIL with such information as it may reasonably request, including, but not limited to, the filling out of questionnaires, attestations and other documents, to enable the Fund and BRIL to fulfill their obligations under applicable Sanctions Laws and the USA PATRIOT ACT (including maintaining records for at least five years).

The Company represents and warrants that neither it nor any of its principals have been previously indicted with respect to or convicted of any criminal charges, including money laundering, and neither it nor any of its principals is the subject of any criminal action of any nature or of any regulatory or self-regulatory action relating to money laundering.

The Company represents and warrants that it is aware of Sanctions Laws (as hereinafter defined), and it has not violated and shall not violate any Sanctions Laws.

The Company agrees to notify the BRIL immediately in the event of the Distributor’s expulsion or suspension from FINRA or any self-regulatory organization with jurisdiction over it or of any pending or threatened action or proceeding by any regulatory authority or self-regulatory organization (including, without limitation, FINRA) bearing on its membership.

Upon request, the Company shall provide certification that its obligations under the Agreement are being met.

4.              Article 7 Notices is hereby replaced in its entirety with the following:

“ARTICLE 7

Notices

Unless otherwise specified in this Agreement, all notices shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of delivery); (b) when delivered if sent by a nationally recognized overnight courier (with written or electronic confirmation of delivery); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

Notices must be sent to the respective parties at the address(es) indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Article 7).

To the Fund:	With a copy to:

BlackRock Advisors, LLC	BlackRock, Inc.
Attn: Jon Maro	Attn: General Counsel
Global Client Services	55 East 52nd Street
55 East 52nd Street	New York, NY 10055
New York, NY 10055

To BRIL:	with a copy to:

BlackRock Investments, LLC	BlackRock Investments, LLC
Attn: Salim Ramji	Attn: Chief Compliance Officer
Senior Managing Director,	55 East 52nd Street
US Wealth Advisory	New York, NY 10055
55 East 52nd Street
New York, NY 10055

If to the Company:	If to the Distributor:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY	LINCOLN FINANCIAL DISTRIBUTORS, INC
1300 S. Clinton Street	Attn: John Kennedy
Fort Wayne, IN 46802	130 N. Radnor-Chester Road
Attn: Funds Management	Radnor, PA 19087

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
1300 S. Clinton Street
Fort Wayne, IN 46802
Attn: Funds Management

5.              Schedule B is hereby deleted and replaced in its entirety with Schedule B here within.

6.              Except as hereby amended, the Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Jayson Bronchetti
Name:	Jayson Bronchetti
Title:	Senior Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	/s/ Jayson Bronchetti
Name:	Jayson Bronchetti
Title:	Senior Vice President

LINCOLN FINANCIAL DISTRIBUTORS, INC.

By:	/s/ Thomas O’Neill
Name:	Thomas O’Neill
Title:	Senior Vice President

BLACKROCK VARIABLE SERIES FUNDS, INC.

By:	/s/ illegible
Name:
Title:

BLACKROCK INVESTMENTS, LLC

By:	/s/ Jonathan Maro
Name:	Jonathan Maro
Title:	COO-BRIL

Schedule B

Portfolios of BlackRock Variable Series Funds, Inc. now or in the future available to Accounts of the Company, including, but not limited to:

Fund Name	Class	Cusip	Ticker
Equity Funds
BlackRock Advantage Large Cap Core V.I. Fund	I	09253L611	LGCCI
BlackRock Advantage Large Cap Core V.I. Fund	II	09253L595	LGCII
BlackRock Advantage Large Cap Core V.I. Fund	III	09253L587	LCIII
BlackRock Advantage Large Cap Value V.I. Fund	I	09253L546	LCATT
BlackRock Advantage Large Cap Value V.I. Fund	II	09253L538	LCBTT
BlackRock Advantage Large Cap Value V.I. Fund	III	09253L520	LVIII
BlackRock Advantage U.S. Total Market V.I. Fund	I	09253L470	SMCPI
BlackRock Advantage U.S. Total Market V.I. Fund	II	09253L462	SMCII
BlackRock Advantage U.S. Total Market V.I. Fund	III	09253L454	SCIII
BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI
BlackRock Basic Value V.I. Fund	II	09253L504	BAVII
BlackRock Basic Value V.I. Fund	III	09253L603	BVIII
BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI
BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII
BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI
BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII
BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI
BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII
BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII
BlackRock Global Opportunities V.I. Fund	I	09253L819	GLGRI
BlackRock Global Opportunities V.I. Fund	III	09253L785	GGIII
BlackRock International V.I. Fund	I	09253L645	IVVVI
BlackRock iShares Alternative Strategies V.I. Fund	I	09253L397	BVASX
BlackRock iShares Alternative Strategies V.I. Fund	III	09253L389	BASVX
BlackRock iShares Dynamic Allocation V.I. Fund	I	09253L371	BVDAX
BlackRock iShares Dynamic Allocation V.I. Fund	III	09253L363	BDAVX
BlackRock iShares Equity Appreciation V.I. Fund	I	09253L447	BVEAX
BlackRock iShares Equity Appreciation V.I. Fund	III	09253L439	BEAVX
BlackRock Large Cap Focus Growth V.I. Fund	I	09253L579	LGGGI
BlackRock Large Cap Focus Growth V.I. Fund	III	09253L553	LGIII
BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI

Fixed Income Funds
BlackRock High Yield V.I. Fund	I	09253L710	HICUI
BlackRock High Yield V.I. Fund	III	09253L686	HCIII
BlackRock iShares Dynamic Fixed Income V.I. Fund	I	09253L421	BVDFX
BlackRock iShares Dynamic Fixed Income V.I. Fund	III	09253L413	BDFVX
BlackRock Total Return V.I. Fund	I	09253L702	CRBDI
BlackRock Total Return V.I. Fund	III	09253L884	CBIII
BlackRock U.S. Government Bond V.I. Fund	I	09253L744	GVBDI
BlackRock U.S. Government Bond V.I. Fund	III	09253L728	GBIII

Index Fund
BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI
BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII

Money Market Fund
BlackRock Government Money Market V.I. Fund*	I	09253L876	DMMKI

*No payments for operational & recordkeeping/administrative services will be made on this Portfolio.